Consent of Independent Registered Public Accounting Firm

The Board of Directors:

Procera  Networks, Inc.

Los Gatos, California

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-165464) of Procera Networks, Inc. of our reports dated March 15, 2011, with respect to the consolidated balance sheets of Procera Networks, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for the years ended December 31, 2010, 2009 and 2008, and our report dated March 15, 2011, with respect to the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in this December 31, 2010, annual report on Form 10-K of Procera Networks, Inc.

/s/ PMB Helin Donovan

/s/ PMB Helin Donovan
San Francisco, California
March 16, 2011

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